Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2017 Third Quarter Results

Richmond, VA, November 2, 2017-Kinsale Capital Group, Inc. (NASDAQ:KNSL) reported net income of $4.2 million for the third quarter of 2017 compared to $8.0 million for the third quarter of 2016. Net income for the third quarter of 2017 included after-tax losses incurred from Hurricanes Harvey and Irma of $5.3 million. Net income was $19.0 million for the first nine months of 2017 compared to $19.3 million for the first nine months of 2016.
Highlights for the third quarter and first nine months of 2017 included:

•	11.5% annualized return on equity for the nine months ended September 30, 2017

•	Net income of $4.2 million in the third quarter of 2017, a decrease of 47.4% from the third quarter of 2016

•	Diluted earnings per share of $0.20 for the third quarter of 2017

•	16.3% growth in gross written premiums to $55.6 million in the third quarter of 2017

•	Underwriting income of $2.5 million in the third quarter of 2017, resulting in a combined ratio of 94.5%

•	46.0% increase in net investment income to $2.8 million in the third quarter of 2017
"Our third quarter results reflected strong premium growth and profitable underwriting results despite the impact of storm related losses. We achieved a combined ratio of 94.5% for the quarter, which included 17.9 points of losses incurred from Hurricanes Harvey and Irma. Premium growth continues to be strong, with net written premiums up over 16% for the quarter. As we finish out the year, we remain focused on disciplined underwriting, leveraging the power of our technology driven platform and diligently managing costs,” said President and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $55.6 million for the three months ended September 30, 2017 compared to $47.8 million for the three months ended September 30, 2016, an increase of 16.3%. Gross written premiums were $166.2 million for the nine months ended September 30, 2017 compared to $141.0 million for the nine months ended September 30, 2016, an increase of 17.9%. The increase in gross written premiums for the third quarter and the first nine months of 2017 over the same periods last year was due to growth across most lines of business.
For the nine months ended September 30, 2016, the Company participated in a quota share reinsurance agreement ("multiple line quota share" or "MLQS") whereby it transferred part of its risk to reinsurers in exchange for a proportion of the gross written premiums on that business. The Company did not renew the MLQS program for the 2017 calendar year. For comparative purposes, an exhibit showing the calculation of underwriting income excluding the effects of the MLQS is included under the "Summary of Operating Results" section below.
Underwriting income was $2.5 million resulting in a combined ratio of 94.5% for the three months ended September 30, 2017, compared to $10.7 million, resulting in a combined ratio of 67.5% for same period last year. Underwriting income included pre-tax losses incurred from Hurricanes Harvey and Irma of $8.0 million, net of reinsurance. Net favorable prior year loss reserve development was $2.9 million in the third quarter of 2017 compared to $3.5 million in the third quarter of 2016. Loss and expense ratios were 70.1% and 24.4%, respectively, for the three months ended September 30, 2017 compared to 48.4% and 19.1% for the three months ended September 30, 2016. The loss ratio for the three months ended September 30, 2017 included 17.9 points of net incurred losses related to Hurricanes Harvey and Irma. Adjusted loss and expense ratios, each of which excludes the effects of the MLQS, were 44.7% and 27.1% for the three months ended September 30, 2016.
For the nine months ended September 30, 2017, underwriting income was $20.2 million, resulting in a combined ratio of 84.3%, compared to $24.8 million, resulting in a combined ratio of 74.0% for same period last year. Loss and expense ratios were 58.8% and 25.5%, respectively, for the nine months ended September 30, 2017 compared to 54.0% and 20.0%, respectively, for the nine months ended September 30, 2016. Adjusted loss and expense ratios, each of which excludes the effects of the MLQS, were 50.8% and 26.5%, respectively, for the first nine months of 2016. Excluding the MLQS, the decrease in underwriting income of 20.7% year over year was due to pre-tax losses related to Hurricanes Harvey and Irma of $8.0 million and lower net favorable prior year loss reserve development, offset in part by an increase in net earned premiums.
See the tables below under "Summary of Operating Results" for a reconciliation of adjusted loss and expense ratios, and "Non-GAAP Financial Measures" for a reconciliation of underwriting income, which are non-GAAP financial measures.
Investment Results
The Company’s net investment income was $2.8 million in the third quarter of 2017 compared to $1.9 million in the third quarter of 2016, an increase of 46.0%. Net investment income was $7.5 million in the first nine months of 2017 compared to $5.4 million in the first nine months of 2016. The Company’s investment portfolio, excluding cash and cash equivalents, had an annualized gross investment return of 2.4% for the nine months ended September 30, 2017 compared to 2.1% for the nine months ended September 30, 2016. Funds are generally invested conservatively in high quality securities, including government agency, mortgage-backed, municipal and corporate bonds with an average credit quality of "AA." The weighted average duration of the fixed maturity investment portfolio, including cash equivalents, was 3.8 years at September 30, 2017 and 3.7 years at December 31, 2016. Cash and invested assets totaled $555.6 million at September 30, 2017 compared to $480.3 million at December 31, 2016.
Other
The effective tax rates for the three and nine months ended September 30, 2017 were 20.1% and 30.5%, respectively. The effective tax rate for both the three and nine months ended September 30, 2016 was 34.0%. The decrease in the effective tax rates for the three and nine months ended September 30, 2017 was due to higher levels of tax-exempt interest income from municipal bonds and the recognition of tax benefits from share-based compensation.
Total comprehensive income, which includes the change in after-tax unrealized gains and losses from the Company’s investment portfolio, was $5.8 million for the third quarter of 2017 compared to $8.0 million for the same period in 2016. Total comprehensive income was $23.9 million for the first nine months of 2017 compared to $24.3 million for the first nine months of 2016. The change in unrealized gains on investments during the third quarter and first nine months of 2017 resulted from higher overall fair values in the Company's equity securities, as the equity markets remained strong, and in fixed-maturity securities, particularly in the municipal bond sector.
Stockholders' equity was $231.8 million at September 30, 2017, compared to $210.2 million at December 31, 2016. Stockholders' equity increased by 10.2% for the nine months ended September 30, 2017 largely due to higher profits and unrealized investment gains, net of taxes. Annualized return on equity was 11.5% for the first nine months of 2017, down from 15.9% for the first nine months of 2016, primarily as the result of higher losses related to Hurricanes Harvey and Irma.

Summary of Operating Results
The Company’s operating results for the three and nine months ended September 30, 2017 and 2016 are summarized as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	($ in thousands)
Gross written premiums	$55,633	$47,823	$166,248	$141,012
Ceded written premiums	(8,562)	(14,177)	(25,242)	(23,910)
Net written premiums	$47,071	$33,646	$141,006	$117,102

Net earned premiums	$45,030	$32,974	$128,515	$95,354
Losses and loss adjustment expenses	31,568	15,949	75,534	51,526
Underwriting, acquisition and insurance expenses	10,989	6,302	32,775	19,031
Underwriting income (1)	$2,473	$10,723	$20,206	$24,797

Loss ratio	70.1%	48.4%	58.8%	54.0%
Expense ratio	24.4%	19.1%	25.5%	20.0%
Combined ratio	94.5%	67.5%	84.3%	74.0%

Annualized return on equity (2)	7.3%	18.8%	11.5%	15.9%

The following table summarizes the effect of the catastrophe losses and prior year development, net of reinsurance, on the loss ratio for the three and nine months ended September 30, 2017 and 2016:

	Three Months Ended September 30, 2017		Nine Months Ended September 30, 2017
	Losses and loss adjustment expenses	% of Earned Premiums	Losses and loss adjustment expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$26,419	58.6%	$79,208	61.6%
Catastrophe losses	8,044	17.9%	8,157	6.4%
Effect of prior year development	(2,895)	(6.4)%	(11,831)	(9.2)%
Total	$31,568	70.1%	$75,534	58.8%

	Three Months Ended September 30, 2016		Nine Months Ended September 30, 2016
	Losses and loss adjustment expenses	% of Earned Premiums	Losses and loss adjustment expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$19,394	58.9%	$60,284	63.2%
Catastrophe losses	14	—%	108	0.1%
Effect of prior year development	(3,459)	(10.5)%	(8,866)	(9.3)%
Total	$15,949	48.4%	$51,526	54.0%

The following tables summarize the effect of the MLQS for the three and nine months ended September 30, 2017 and 2016:

	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
	Including Quota Share	Effects of Quota Share	Excluding Quota Share	Including Quota Share	Effects of Quota Share	Excluding Quota Share
	($ in thousands)
Gross written premiums	$55,633	$—	$55,633	$47,823	$—	$47,823
Ceded written premiums	(8,562)	—	(8,562)	(14,177)	(6,000)	(8,177)
Net written premiums	$47,071	$—	$47,071	$33,646	$(6,000)	$39,646

Net earned premiums	$45,030	$—	$45,030	$32,974	$(5,872)	$38,846
Losses and loss adjustment expenses:
Current accident year	(26,419)	—	(26,419)	(19,394)	2,976	(22,370)
Current accident year - catastrophes	(8,044)	—	(8,044)	(14)	—	(14)
Development on prior accident years	2,895	—	2,895	3,459	(1,574)	5,033
Total losses and loss adjustment expenses	(31,568)	—	(31,568)	(15,949)	1,402	(17,351)
Underwriting, acquisition and insurance expenses	(10,989)	—	(10,989)	(6,302)	4,234	(10,536)
Underwriting income (1)	$2,473	$—	$2,473	$10,723	$(236)	$10,959

Loss ratio	70.1%	—%	—	48.4%	23.9%	—
Expense ratio	24.4%	—%	—	19.1%	72.1%	—
Combined ratio	94.5%	—%	—	67.5%	96.0%	—

Adjusted loss ratio (3)	—	—	70.1%	—	—	44.7%
Adjusted expense ratio (3)	—	—	24.4%	—	—	27.1%
Adjusted combined ratio (3)	—	—	94.5%	—	—	71.8%

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	Including Quota Share	Effects of Quota Share	Excluding Quota Share	Including Quota Share	Effects of Quota Share	Excluding Quota Share
	($ in thousands)
Gross written premiums	$166,248	$—	$166,248	$141,012	$—	$141,012
Ceded written premiums	(25,242)	—	(25,242)	(23,910)	(774)	(23,136)
Net written premiums	$141,006	$—	$141,006	$117,102	$(774)	$117,876

Net earned premiums	$128,515	$—	$128,515	$95,354	$(16,996)	$112,350
Losses and loss adjustment expenses:
Current accident year	(79,208)	—	(79,208)	(60,284)	9,339	(69,623)
Current accident year - catastrophes	(8,157)	—	(8,157)	(108)	—	(108)
Development on prior accident years	11,831	—	11,831	8,866	(3,742)	12,608
Total losses and loss adjustment expenses	(75,534)	—	(75,534)	(51,526)	5,597	(57,123)
Underwriting, acquisition and insurance expenses	(32,775)	—	(32,775)	(19,031)	10,719	(29,750)
Underwriting income (1)	$20,206	$—	$20,206	$24,797	$(680)	$25,477

Loss ratio	58.8%	—%	—	54.0%	32.9%	—
Expense ratio	25.5%	—%	—	20.0%	63.1%	—
Combined ratio	84.3%	—%	—	74.0%	96.0%	—

Adjusted loss ratio (3)	—	—	58.8%	—	—	50.8%
Adjusted expense ratio (3)	—	—	25.5%	—	—	26.5%
Adjusted combined ratio (3)	—	—	84.3%	—	—	77.3%
(1) Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2) Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(3) Adjusted loss ratio, adjusted expense ratio and adjusted combined ratio are non-GAAP financial measures. See discussion of "Non-GAAP Financial Measures" below.

Non-GAAP Financial Measures
Underwriting Income
Underwriting income is a non-GAAP financial measure that is useful in evaluating the Company's underwriting performance without regard to investment income. Underwriting income represents the pre-tax profitability of the Company's insurance operations and is derived by subtracting losses and loss adjustment expenses and underwriting, acquisition and insurance expenses from net earned premiums. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.

Net income for the three and nine months ended September 30, 2017 and 2016, reconciles to underwriting income as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)
Net income	$4,201	$7,982	$18,977	$19,296
Income tax expense	1,054	4,112	8,319	9,940
Income before income taxes	5,255	12,094	27,296	29,236
Other expenses	27	523	429	1,469
Net investment income	(2,765)	(1,894)	(7,483)	(5,389)
Net realized investment gains	(44)	—	(36)	(383)
Other income	—	—	—	(136)
Underwriting income	$2,473	$10,723	$20,206	$24,797
Adjusted Loss and Expense Ratios
Adjusted loss ratio, adjusted expense ratio and adjusted combined ratio are non-GAAP financial measures. The Company defines its adjusted loss ratio, adjusted expense ratio and adjusted combined ratio as each of its loss ratio, expense ratio and combined ratio, respectively, excluding the effects of the MLQS. The Company uses these adjusted ratios as internal performance measures in the management of its operations because the Company believes they give management and other users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. The Company's adjusted loss ratio, adjusted expense ratio and adjusted combined ratio should not be viewed as substitutes for its loss ratio, expense ratio and combined ratio, respectively, which are presented in accordance with GAAP.
Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, November 3, 2017, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (844) 239-5282, conference ID# 96128388, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on January 3, 2018.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "believe," "expect," "seek," "may," "will," "intend," "project," "plan," "estimate" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; adverse economic factors; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its E&S insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.

Contact

Kinsale Capital Group, Inc.
Bryan Petrucelli
Senior Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	(in thousands, except per share data)
Gross written premiums	$55,633	$47,823	$166,248	$141,012
Ceded written premiums	(8,562)	(14,177)	(25,242)	(23,910)
Net written premiums	47,071	33,646	141,006	117,102
Change in unearned premiums	(2,041)	(672)	(12,491)	(21,748)
Net earned premiums	45,030	32,974	128,515	95,354

Net investment income	2,765	1,894	7,483	5,389
Net realized investment gains	44	—	36	383
Other income	—	—	—	136
Total revenues	47,839	34,868	136,034	101,262

Expenses
Losses and loss adjustment expenses	31,568	15,949	75,534	51,526
Underwriting, acquisition and insurance expenses	10,989	6,302	32,775	19,031
Other expenses	27	523	429	1,469
Total expenses	42,584	22,774	108,738	72,026
Income before income taxes	5,255	12,094	27,296	29,236
Total income tax expense	1,054	4,112	8,319	9,940
Net income	4,201	7,982	18,977	19,296

Other comprehensive income
Change in unrealized gains on investments, net of taxes	1,639	(1)	4,886	5,016
Total comprehensive income	$5,840	$7,981	$23,863	$24,312

Earnings per share - basic:
Common stock	$0.20	$0.24	$0.90	$0.24
Common stock - Class A	$—	$0.19	$—	$0.98
Common stock - Class B	$—	$0.21	$—	$0.48

Earnings per share - diluted:
Common stock	$0.20	$0.24	$0.88	$0.24
Common stock - Class A	$—	$0.19	$—	$0.98
Common stock - Class B	$—	$0.20	$—	$0.46

Weighted-average shares outstanding - basic:
Common stock	20,995	20,656	20,978	20,656
Common stock - Class A	—	14,111	—	13,844
Common stock - Class B	—	1,682	—	1,574

Weighted-average shares outstanding - diluted:
Common stock	21,520	20,741	21,461	20,741
Common stock - Class A	—	14,111	—	13,844
Common stock - Class B	—	1,818	—	1,644

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	September 30, 2017	December 31, 2016
Assets	(in thousands)
Investments:
Fixed maturity securities available-for-sale	$415,893	$411,223
Equity securities available-for-sale	43,010	18,374
Total investments	458,903	429,597

Cash and cash equivalents	96,684	50,752
Investment income due and accrued	3,012	2,293
Premiums receivable, net	19,103	16,984
Receivable from reinsurers	—	8,567
Reinsurance recoverable	46,487	70,317
Ceded unearned premiums	13,976	13,512
Deferred policy acquisition costs, net of ceding commissions	11,725	10,150
Intangible assets	3,538	3,538
Deferred income tax asset, net	4,833	6,605
Other assets	4,733	2,074
Total assets	$662,994	$614,389

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$310,934	$264,801
Unearned premiums	102,299	89,344
Payable to reinsurers	3,553	4,090
Funds held for reinsurers	—	36,497
Accounts payable and accrued expenses	5,947	8,752
Other	8,503	691
Total liabilities	431,236	404,175

Stockholders' equity	231,758	210,214
Total liabilities and stockholders' equity	$662,994	$614,389